Exhibit 99.1

OLB Group Announces $25.0 Million Private

Placement Priced At-the-Market Under Nasdaq Rules

New York, NY, November 3, 2021 (BUSINESS WIRE) -- The OLB Group, Inc. (NASDAQ: OLB) (“OLB” or the “Company”), a provider of cloud-based omni-commerce and payment acceptance solutions for small- and mid-sized merchants, announced today it has entered into a securities purchase agreement with certain institutional investors to issue, in a private placement priced at-the market under Nasdaq rules, 4,545,455 shares of Common Stock (“Common Stock”) (or pre-funded warrants in lieu of shares of Common Stock) and warrants to purchase up to 4,545,455 shares of Common Stock (“Warrants”), at a purchase price of $5.50 per share of Common Stock (or pre-funded warrant) and associated Warrant, for expected gross proceeds  to OLB of approximately $25 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. The Warrants have an exercise price of $6.50 per share of Common Stock and may be exercised at any time prior to the five-year anniversary of the effective date of the registration statement.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the private placement.

The Company intends to use the net proceeds from the private placement to invest in or acquire companies or technologies that are synergistic with or complimentary to its business, to expand and market its current products and for working capital and general corporate purposes.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and unless so registered, any such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Under an agreement with the investors, the Company agreed to file an initial registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares to be issued to the investors and the shares of Common Stock issuable upon the exercise of the Warrants no later than 15 days and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days in the event of a “full review” by the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About The OLB Group Inc.

The OLB Group, Inc. is a payment facilitator and commerce service provider that delivers cloud-based merchant services for web-based and brick-and-mortar organizations. OLB provides a seamless, end-to-end digital commerce solution that includes site creation, hosting, transaction processing and payment gateway, order fulfillment, customer service, outbound marketing, sales reporting, and fundraising. With services from private label shopping sites designed to maintain the unique look or feel of the merchant website, to order fulfillment and customer service, OLB remains invisible to the user and promotes the merchant’s brand with market-leading technology and solutions. For more information about solutions, services, or to find a reseller, please visit www.olb.com. Investor information is available at www.olb.com/investors-data.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the completion of the private placement; the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement. These statements relate to future events, future expectations, plans and prospects. Although the Company believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions and those discussed under Item 1A. "Risk Factors" in the Company's most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

The OLB Group – Investor Relations

Rick Lutz

InvestorRelations@olb.com

(212) 278-0900 EXT: 333